UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2012

SIBLING GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

TEXAS	000-28311	76-027334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1355 Peachtree Street, Suite 1159, Atlanta, GA 30309
(Address of principal executive offices)

(404) 551-5274
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2012, the board of directors (the “Board”) of Sibling Group Holdings, Inc. (the “Company”), accepted the resignation of Gerald F. Sullivan, who had served as President of the Company, and Chairman of the Board of Directors, since December 2010. There were no disagreements or disputes between the Company and Mr. Sullivan, who cited the inability to spend the necessary time on the responsibilities of director of the Company, relative to his family and business needs. The Board thanks him for his time and contribution.

On December 28, 2012, the Board approved the appointment of Neal Sessions to the Board of Directors, and as Chairman of the Board, replacing Mr. Sullivan.  Mr. Sessions joined the Company on December 1, 2012 as Interim Chief Executive Officer and Chief Financial Officer as previously reported in an 8-K filed November 21, 2012. There are no family relationships between Mr. Sessions and any member of the Company’s Board or any executive officer of the Company.

Mr. Sessions is an experienced finance and management executive.  He was awarded a bachelors degree in economics from Emory University, Atlanta, Georgia in 1985 and completed an MBA in Finance from the Goizueta School of Business, Emory University, Atlanta, Georgia, in 1987.   Mr. Sessions became a certified public accountant (CPA) in 1993, and is an attorney having completed his JD at Georgia State University in 2002, and was admitted to practice in Georgia in 2004.  Mr. Sessions’ career includes roles in finance, accounting and internal audit with The Coca-Cola Company from 1988 to 2000.  From 2000 until 2011, Mr. Sessions held a number of senior positions in finance with SunTrust Bank, Atlanta, Georgia, including serving as Chief Financial Officer of their GenSpring Family Offices subsidiary where he was responsible for all financial processes including profit improvement opportunities, development of business cases, operating plans and budgets, and financial management reporting.  Mr. Sessions also served on GenSpring’s Senior Management Team, Risk Committee, Valuation Committee, and Technology Approval Committee.

Mr. Sessions’ compensation consists of annual base salary of $120,000 per year, and annual cash bonus and stock options, as determined by the Board of Directors based on performance.  Mr. Sessions also received a stock grant as described below.

Director Equity Compensation

On December 28, 2012 the Board approved the issuance of (1) 200,000 shares of common stock to each Director who joined the Board in 2012 and (2) 150,000 shares of common stock in lieu of cash directors fees to each member of the Board of Directors for services as a member of the Board of Directors in 2013.  All shares approved for issuance by the Board of Directors on December 28, 2012 are subject to a “reverse vesting” provision, such that 50% of the shares awarded to a Director are automatically cancelled if that Director does not complete 12 months of service, measured from January 1, 2013, unless the termination results from a merger or change of control of the Company.

Director	Initial Grant (shares)	Grant for 2013 Services (shares)
Andrew Honeycutt	200,000	150,000
Peirce Sullivan	200,000	150,000
Michael Hanlon	200,000	150,000
Neal Sessions	200,000	150,000
Amy Austin		150,000
Total	800,000	750,000

Appointment of Secretary

On December 28, 2012 the Board approved  the appointment of Pierce Sullivan as Secretary of the Company.  Mr. Sullivan is a member of the Board of Directors, and has served since November 14, 2012. Mr. Sullivan is Vice President at Greenwich Group International, Inc., a real estate investment group, where Mr. Sullivan is responsible for development of a “green”, environmentally friendly portfolio. He joined Greenwich in early 2012. Mr. Sullivan has a Bachelors degree in finance from Notre Dame University, South Bend, Indiana, which was awarded in 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sibling Group Holdings, Inc.

Signature		Date

By:	/s/ Neal Sessions	January 4, 2013
Name:	Neal Sessions
Title:	Chief Executive Officer